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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  JULY 13, 1999
                Date of report (Date of earliest event reported)


                           DELTA BEVERAGE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)




           DELAWARE                   __________              75-2048317
 (State or Other Jurisdiction         (Commission            (IRS Employer
       of Incorporation)             File Number)       Identification Number)





                               2221 DEMOCRAT ROAD
                            MEMPHIS, TENNESSEE 38132
          (Address of Principal Executive Offices, including Zip Code)




                                 (901) 344-7100
              (Registrant's Telephone Number, including Area Code)





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ITEM 5            OTHER EVENTS

         Delta has entered into an exchange agreement with Pepsi-Cola Puerto Rico Bottling Company ("PPR"), attached hereto as Exhibit 10.1, under which PPR will issue 18,310,006 shares of its Class B Common Stock in exchange for the outstanding shares of Delta stock. As a result of the exchange, Delta will become a subsidiary of PPR.

         The exchange of shares continues to be subject to various substantive contingencies beyond the control of Delta. These conditions include but are not limited to (1) approval of the acquisitions by the shareholders of PPR, (2) approval of an amendment to PPR's Certificate of Incorporation to increase the number of authorized shares of PPR capital stock (which requires the affirmative vote by a majority of those present in person or represented by proxy of the PPR shareholders voting together and the holders of its Class B Common Stock voting independently), and (3) the receipt of all necessary authorizations, consents, waivers, orders and approvals.

ITEM 7            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      Exhibits

                  10.1     Delta Exchange Agreement, effective June 28, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 14, 1999.


                                   DELTA BEVERAGE GROUP, INC.

                                   By:  /s/ John F. Bierbaum
                                      --------------------------------------
                                            John F. Bierbaum
                                            Chief Financial Officer and
                                            Director

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                                                   EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

10.1              Delta Exchange Agreement, effective June 28, 1999.